UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

COMMUNITY FIRST, INC.

(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South James M. Campbell Blvd. Columbia, TN		38401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (931) 380-2265

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events.

On December 31, 2015, Community First, Inc., a Tennessee corporation (the “Company”) redeemed (i) all of the 890 outstanding shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Shares”) for a per share redemption price equal $1,543.34 and (ii) 5,901 of the 17,806 outstanding shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Shares”) for a per share redemption price equal to $600. None of the Series A Shares or Series B Shares redeemed were held by the Company’s directors or executive officers or other individuals that are holders of the shares (each of whom consented to redemptions of the Series A Shares and Series B Shares), but rather were held by institutional investors that acquired the shares from the United States Department of the Treasury in April 2014 or from other institutional investors that had acquired the shares from the United States Department of the Treasury. Following the redemption of the 5,901 Series A Shares, 11,905 Series A Shares remain outstanding. For additional information regarding the redemptions, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.

By:	/s/ Jon Thompson
Name: Jon Thompson
Title: Chief Financial Officer

Date: January 7, 2016